CONSULTANT AGREEMENT
This Agreement (the “Agreement”) is made as of November 17, 2025 (the “Effective Date”), by and between TVI, Inc., dba Savers, with a principal place of business at 11400 6th Street, Suite 125, Bellevue, WA 98004 (“Savers”), for itself and its affiliates, and Brian Ames, with a principal place of business at [___] (“Consultant”).
1.Services and Obligations of the Consultant.
1.1Scope of the Services. During the term of this Agreement, the Consultant shall perform the services (“Services”) and develop and produce the materials and documentation (“Deliverables”) described in a mutually agreed Statement of Work signed by the Parties.
1.2Method of Performing the Services. The Consultant will determine the method, details and means of performing the Services, including the determination of the need for and hiring of employees at the Consultant's own expense. Savers may not control, direct or otherwise supervise Consultant's employees in the performance of those Services.
1.3Compensation and Obligations of Savers. During the term of any Statement of Work, Savers will pay the Consultant the fees and allowed expenses specified in such Statement of Work (the “Consulting Fees”). The Consulting Fees shall constitute the Consultant’s sole compensation for the performance of the Consultant’s obligations under this Agreement. Savers may offset any amount payable hereunder against any payments due from the Consultant pursuant to any other written agreement or arrangement. Consultant will invoice Savers as directed in the Statement of Work, with such invoice(s) becoming due and payable forty-five (45) days after receipt by Savers.
1.4Withholding, Taxes and Benefits. The Consultant will be responsible for withholding, accruing and paying all income, social security and other taxes and amounts required by law for the Consulting Fees or for its employees, agents or subcontractors, if any (“Consultant Personnel”). The Consultant will also be responsible for all statutory insurance and other benefits required by law for Consultant Personnel. The Consultant shall provide Savers with a completed W-9 form prior to the provision of any Services.
1.5Change in Scope. Any change in the Scope of the Services or the Deliverables described and set forth in a Statement of Work that would result in an increase in the Consulting Fees must be mutually agreed by the parties in writing prior to the provision of Services or development of Deliverables incurring the additional Consulting Fees.
1Term and Termination.
1.1Term. This Agreement shall be effective for one year from the Effective Date written above or until all Services and Deliverables required under an agreed Statement of Work are completed, delivered, and accepted, whichever is later, unless earlier terminated as hereinafter provided (the “Term”). Each Statement of Work shall remain in effect for the period specified in such Statement of Work. The term of this Agreement or any Statement of Work may be extended for additional periods of time upon the mutual written agreement of the parties.

1.2Termination for Cause.
(a)    In the event that either Savers or Consultant is in material breach of this Agreement or a Statement of Work (the “Defaulting Party”), the other party (the “Aggrieved Party”) may give the Defaulting Party written notice of default, specifying such material breach, giving five (5) days to remedy such material breach (the “Cure Period”), and advising the Defaulting Party of the Aggrieved Party’s intent to terminate the Agreement or breached Statement of Work for such breach. The Cure Period may be extended by written agreement between both parties.
(b)    The Aggrieved Party may, in its sole discretion, at any time after the expiration of the Cure Period, and so long as such breach remains uncured, elect to terminate this Agreement or breached Statement of Work on written notice to the Defaulting Party, which termination will be effective immediately.
(c)    If such breach is cured within the Cure Period (as the same may have been extended by agreement between the parties in writing), such notice of default shall have no further force or effect and the Agreement or breached Statement of Work shall continue in full force and effect and continue to bind the parties.
1.3Termination without Cause. Notwithstanding the foregoing provision, Savers may, for any reason or no reason, elect to terminate this Agreement or a Statement of Work upon ten (10) days advance written notice to Consultant.
1.4Effect of Termination and Survival. Upon the termination of this Agreement or a Statement of Work for whatever reason: (a) all obligations of the parties hereunder shall cease, except pursuant to Section 6.13; (b) Savers shall pay the Consultant all Consulting Fees due and payable up to the date of such termination, except as otherwise provided in the applicable Statement of Work; and (c) the Consultant shall return to Savers all Confidential Information. The terms of this Section 2.4 shall survive the Term of this Agreement, however terminated.
2Relationship Between Savers and the Consultant. On and after the Effective Date, the Consultant shall at all times be, and be deemed to be, an Independent Contractor to Savers. Neither the Consultant nor any Consultant Personnel or employee of Consultant is an employee or agent of Savers for any purpose whatsoever, and neither shall be entitled to paid vacation days, sick days, holidays or any other benefits provided to Savers employees. The Consultant agrees that no income, social security or other taxes or amounts shall be withheld or accrued by Savers for the Consultant’s benefit or for the benefit of any Consultant Personnel or employee of Consultant and no statutory insurance shall be written by Savers on behalf of the Consultant or any employee of Consultant. Consultant will supply all tools, equipment and supplies required to perform the Services under this Agreement, including consultant’s own computer, computer programs, telephone and internet service. Neither the Consultant nor any Consultant Personnel or employee of Consultant shall, under any circumstances, have any authority to act for or to bind Savers or to sign the name of Savers or to otherwise represent that Savers is in any way responsible for its or his acts or omissions. Neither the Consultant nor any Consultant Personnel or employee of Consultant has or have any authority to create any contract or obligation, express or implied, on behalf of, in the name of, or binding upon Savers. It is anticipated that Consultant will perform services as an independent contractor, employee, officer or director for parties other than Savers during the Term.

3Confidential Information.
3.1Confidentiality Obligations. Savers and Consultant agree to hold all Confidential Information in confidence in accordance with the terms of this Agreement.
3.2Definition of Confidential Information. For purposes of this Agreement and any Statement of Work pursuant to this Agreement, “Confidential Information” shall mean any information and data of a confidential nature, owned and maintained as confidential information by a party to this Agreement or Statement of Work (the “Disclosing Party”), including, but not limited to, rebate, proprietary, developmental, technical, marketing, sales, operating, performance, cost, know-how, business and process information, trade secrets, and all record-bearing media containing or disclosing such information, disclosed pursuant to this Agreement or Statement of Work to the other Party (the “Receiving Party”).
3.3Use of Confidential Information. The Receiving Party shall use Confidential Information solely to provide Services or facilitate the provision of Services or to development of Deliverables under the Agreement or Statement of Work, or for the exercise of Receiving Party's rights and/or performance of Receiving Party's obligations under this Agreement or Statement of Work.
3.4Survival. The obligations with respect to Confidential Information shall survive the expiration or termination of this Agreement and, in any event, shall expire on the fifth anniversary of the expiration and termination of the last Statement of Work pursuant to this Agreement.
4Ownership, Assignment of Rights.
4.1Savers Content. In the course of providing the Services and/or developing the Deliverables, Consultant shall receive materials, data, and/or information from or on behalf of Savers (“Savers Content”). All Savers Content (including but not limited to all elements thereof), shall, as between the parties, be the sole and exclusive property of Savers. Solely as approved by Savers in writing and solely for the purpose of providing the Services and/or developing the Deliverables during the Term, Savers hereby grants to Consultant the right to use the Savers Content (including without limitation photos, video, text copy) provided or approved by Savers, logos, trademarks, designs, copyrights, slogans, quotes or and any other distinctive marks or names that are owned or used by Savers on a worldwide, non-exclusive, revocable, non-transferrable, non-sub-licensable, royalty-free basis. Consultant acknowledges and agrees that (a) Savers shall exclusively retain all right, title and interest in the Savers Content; (b) any goodwill arising from the use of any Savers Content shall inure to Savers’ exclusive benefit; and (c) Consultant will not display any content that would reasonably be viewed as disparaging Savers. Consultant shall not use the Savers Content in any manner not specifically authorized by this Agreement.
4.2Consultant Tools. For purposes of this Agreement, “Consultant Tools” means the proprietary information, documents, eLearning, copyright, trademarks and other materials and improvements thereof owned, created and/or developed by Consultant outside of, independently from, or prior to the execution of this Agreement. To the extent the Work Product (defined below) includes Consultant Tools, Consultant grants to Savers an irrevocable, perpetual, worldwide, unrestricted, royalty-free, fully-paid, non-exclusive right and license to fully use and exploit, but not to re-sell or sub-license, such Consultant Tools.
4.3Work Product. Upon payment of all fees due and owing by Savers and unless otherwise specifically set forth in a Statement of Work, Consultant hereby assigns and transfers to Savers all present and future right title and interest (including the copyright and all rights under copyright) in and to the Services and any resulting Deliverables, all elements thereof and resulting work product, excluding specifically any Savers Content or Consultant Tools or elements thereof (collectively the “Work Product”). The Work Product shall be considered “works made for hire,” as such term is defined in 17 U.S.C. 101, the copyright of which shall be owned solely, completely and exclusively by Savers. If any Work Product are determined not to be “works made for hire,” such Work Product (upon payment of all fees due and owing to Consultant) shall be owned exclusively by, and assigned and transferred completely and exclusively to, Savers, except that Consultant shall retain the right, subject to the consent of Savers which shall not be unreasonably withheld, to reproduce, publish and display the Work Product in Consultant’s portfolios, websites and other media for the purposes of recognition of creative excellence or professional advancement, and to be credited with authorship of the Work Product in connection with such uses.
4.4Affiliates. The rights granted to Savers under this Section 5 shall extend to its Affiliates. For purposes of this Agreement, “Affiliate” is defined as an entity or person that, directly or indirectly, owns or controls, is owned by or controlled by, or is under mutual ownership or control, with Savers.
5Miscellaneous.
5.1Assignment. Consultant may not assign or transfer this Agreement, without the prior written consent of Savers. Savers may assign or transfer this Agreement to its affiliate or to the successor in a merger or acquisition of all or substantially all of Savers’ business or assets, without notice or consent of Consultant.

5.2Entire Agreement. This Agreement, including any Statement of Work or other exhibit hereto, supersedes any and all agreements, either oral or in writing, between the parties hereto with respect to the services of Consultant, and contains all of the covenants and agreements between the parties with respect to such services in any manner. Each party to this Agreement acknowledges that no representations, inducement, promises or agreements, oral or otherwise, with regard to this Agreement or the services to be rendered under it have been made by any party, or anyone acting on behalf of any party, which are not embodied herein.
5.3Warranty. Consultant warrants that (i) Services and Deliverables shall be completed in a professional, workmanlike manner, with the degree of skill and care that is required by current, sound professional procedures and practices, and (ii) the Services will be performed in accordance with written specifications agreed between Consultant and Savers in a Statement of Work. Consultant further warrants the Services will not infringe or misappropriate any Intellectual Property Rights of any third party; (ii) Consultant has all rights and licenses necessary to convey to Savers the ownership of (or license rights to use) as required under this Agreement or an approved Statement of Work, all Intellectual Property Rights in the Services and Deliverables provided to Savers; and (iii) no Services or Deliverables provided to Savers, nor their use by Savers, will infringe or constitute an infringement or misappropriation of any Intellectual Property Rights of any third party.
5.4Indemnification. Consultant will indemnify and hold harmless Savers and its directors and officers from and against any and all losses, claims, damages, expenses, liabilities or actions to which any of them may become subject under applicable law and will reimburse them or any legal or other expenses incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon Consultant’s or Consultant Personnel’s willful misconduct or gross negligence.
5.5Conflict. This Agreement including any Statement of Work expressly incorporated herein by reference, as amended by the Parties from time to time as provided in Section 6.7 below, constitutes the entire agreement between the Parties hereto respecting the subject matter hereof. In the event of any conflict between the terms and conditions of this Agreement and a Statement of Work, the following shall be the order of precedence: (1) the Statement of Work referred to and attached to and incorporated into the terms and conditions of this Agreement, and (2) the Terms and conditions of this Agreement, as then amended by the parties to this Agreement.
5.6Waiver of Breach. No modification or waiver of this Agreement shall be binding unless in writing and signed by the parties hereto. The waiver by either party of any breach by the other party of any of its obligations hereunder or the failure of such party to exercise any of its rights in respect of such breach shall not be deemed to be a waiver of any subsequent breach.
5.7Dispute Resolution. Prior to the initiation of any litigation arising out of or relating to the Agreement, the Parties will first attempt to resolve their dispute informally through the following process. First the Party alleging the existence of a dispute necessitating litigation will provide notice of the dispute and its intent to litigate to the other Party. Within five (5) days of that notice, each Party will identify its designated representative, who will together use reasonable efforts to resolve the dispute in good faith within the subsequent fifteen (15) days. If no resolution is reached during that period by the Parties’ designated representatives, responsibility for resolving the dispute will pass to each designated representative’s supervisor in authority, who each will use reasonable efforts to resolve the Dispute in good faith within the subsequent thirty (30) days. If no resolution is reached during that period, either Party may initiate litigation against the other.
5.8Governing Law. This Agreement will be interpreted and construed in accordance with the substantive laws of Washington and the United States generally applicable therein, without regard to any provisions of its choice of law rules that would result in a different outcome. The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of and venue in the federal or state courts located in King County, Washington, for any litigation arising out of or relating to the Agreement, regardless of the form of action or the Party that initiates it.
5.9Non-Solicitation. Consultant agrees that during the term of this Agreement, Consultant will not, directly or indirectly, through an existing corporation, unincorporated business, affiliated party, successor employer, or otherwise, solicit, hire for employment or work with, on a part-time, consulting, advising, or any other basis, other than on behalf of Savers any employee or independent contractor employed by Savers while Consultant is performing services for Savers.
5.10Severability. If any portion of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement will remain in full force and effect. Any invalid or unenforceable portions will be interpreted to effect and intent of the original portion. If such construction is not possible, the invalid or unenforceable portion will be severed from this Agreement but the rest of the Agreement will remain in full force and effect.
5.11 Notice. Any notice or other communication under this Agreement shall be considered given when delivered personally or delivered by first class mail or express courier service (such as Federal

Express Courier) to the parties at their respective addresses set forth above (or at such other address as a party may specify by notice made pursuant to the terms of this Section 6.12).
5.12Survival. The rights and obligations under Sections 4, 5, 6.3, 6.4, 6.8, and 6.9 shall survive any expiration or termination of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.
TVI, Inc.                         Brian Ames
(“Savers”)                        (“Consultant”)

Signature: /s/ Mark Walsh                Signature: /s/ Brian Ames
Name: Mark Walsh                    Name: Brian Ames
Date: 11/24/2025                    Date: 11/22/2025
Title: CEO                        Title: Grantor

STATEMENT OF WORK #1

In accordance with the Consultant Agreement (the “Agreement”) entered between TVI, Inc. (hereinafter “Savers”) and Brian Ames (“Consultant”) on November 17, 2025, it is agreed as follows:

1.This Statement of Work (“SOW”) incorporates by reference all the terms and conditions of the Agreement.

2.The Services to be performed under this SOW shall be as follows:

Advisory role as Interim Chief Innovation Officer, to ensure the Company’s most material initiatives are prioritized, investment ready, and strategically aligned. Exhibit A “Engagement Description” outlines the in-scope services, outcomes, and deliverables.

3.Consultant Fee

Hourly billing: Savers agrees to pay $625 per hour, assuming twenty (20) hours per week and a twelve (12) week engagement, for Consultant’s performance of Services, to be invoiced based on Consultant’s (or its employee’s) actual working hours, recorded in full or quarter-hour (15 minute) increments. Hours worked in excess of 40 hours per week will not be invoiced as overtime or time-and-a-half, nor will regardless of whether local, state or federal law requires Consultant to pay more than its agreed rate to its employees. The total amount payable under this SOW will not exceed $150,000, exclusive of tax, without a written, mutually agreed amendment to this SOW. Consultant will invoice Savers on a monthly basis, in arrears, payable per Section 1.3 of the Agreement.

Equity Grant: Savers agrees to issue an additional equity grant for Consultant’s performance of the services to be granted within two weeks from the effective date. Subject to the approval of the Board, you will be granted restricted stock units (“RSUs”) with an aggregate value of $75,000 pursuant to the Company’s Omnibus Incentive Compensation Plan (the “Plan”). The number of RSUs will be based on the fair market value (as defined under the Plan) of the Company’s stock on the date of the grant and will vest in a single installment on the three-month anniversary of the grant date, subject to completion of services.

4.Consultant shall report to, and perform the in-scope work at the direction of, the Chairman of the Board and the Chief Executive Officer.

5.This Statement of Work shall be effective for one (1) year after its entry or until all Services are complete, whichever is earlier.

6.This Statement of Work, including the Consultant Fee, Services and Work Product to be provided thereunder, may only be amended by written agreement, signed by each of undersigned parties.

Entered into effective November 17, 2025 by mutual agreement of the undersigned parties.

TVI, Inc.                         Brian Ames
(“Savers”)                        (“Consultant”)
Signature: /s/ Mark Walsh                Signature: /s/ Brian Ames
Name: Mark Walsh                    Name: Brian Ames
Date: 11/24/2025                    Date: 11/22/2025
Title: CEO                        Title: Grantor

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